Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT
ANNOUNCES SECOND QUARTER FISCAL 2022 OPERATING RESULTS
Uncasville, Connecticut, May 12, 2022 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier integrated entertainment resorts, today announced operating results for its second fiscal quarter ended March 31, 2022.

MGE Operating Results

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$358,476	$278,628	$79,848	28.7%
Income from operations	57,450	44,856	12,594	28.1%
Net loss attributable to MGE	(2,783)	(15,989)	13,206	82.6%
Adjusted EBITDA[1]	86,693	80,726	5,967	7.4%
“Our consolidated Adjusted EBITDA of $86.7 million reflects our strong performance and ongoing focus on profitability,” said Raymond Pineault, Chief Executive Officer of the Company. “Although visitation was somewhat impacted by the Omicron variant and poor weekend weather at our Northeast properties early in the quarter, the consolidated Adjusted EBITDA margin of 24.2% was 234 basis points higher than the pre-COVID comparable fiscal 2019 quarter.”

Carol Anderson, Chief Financial Officer of the Company, also noted, “These results demonstrate MGE’s ability to adapt to the ongoing COVID-19 pandemic, and reflect the current stabilizing operating environment. We have reintroduced some lower margin non-gaming amenities since the prior-year period, and last year also included temporary reductions in labor, marketing and entertainment expenses as well as deferred operating expenses that were necessary to operate within the early phases of the COVID-impacted environment.”

The year-over-year improvements in net revenues and Adjusted EBITDA were due to strong performance at the Company’s owned properties and the addition of Mohegan Sun Las Vegas and MGE Digital, compared to the prior-year period, where volumes were negatively impacted by various COVID-19 related restrictions, including the closure of the MGE Niagara Resorts for the entire period, the closure of Mohegan Sun Pocono for three days, self-imposed capacity limitations at Mohegan Sun and state-mandated health protocols at most of the Company's other properties.

1 See the Reconciliation of Non-GAAP Financial Measures discussion later in this release for a reconciliation of Adjusted EBITDA.

Mohegan Sun

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$215,484	$189,022	$26,462	14.0%
Income from operations	44,650	51,765	(7,115)	(13.7)%
Net income	44,244	52,245	(8,001)	(15.3)%
Adjusted EBITDA	62,920	69,958	(7,038)	(10.1)%
Adjusted EBITDA of $62.9 million was 10.1% unfavorable to the prior-year period due to lower than expected volumes in January of the current period and the challenging prior-year comparison. In the current period, January patron volumes were significantly impacted by the Omicron variant and poor weather on four weekend days. In the prior-year period, Mohegan Sun offered fewer lower-margin amenities due to COVID-related restrictions and market conditions, and had significantly lower labor, marketing and other operating expenses. These factors culminated to produce abnormally high Adjusted EBITDA margins in the prior-year period. The current period Adjusted EBITDA margin of 29.2% was 431 basis points higher than the pre-COVID comparable fiscal 2019 quarter.

Mohegan Sun Pocono

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$62,164	$52,376	$9,788	18.7%
Income from operations	10,235	6,441	3,794	58.9%
Net income	8,325	4,262	4,063	95.3%
Adjusted EBITDA	13,229	9,737	3,492	35.9%
Adjusted EBITDA increased $3.5 million, or 35.9%, compared with the prior-year period, primarily due to higher slot revenue and food and beverage revenue as prior-year period COVID-19 capacity restrictions have eased. During the prior-year period, Mohegan Sun Pocono was closed for three days at the beginning of the quarter, which was a continuation of a three-week closure in December 2020. The Adjusted EBITDA margin of 21.3% was 270 basis points favorable to the prior-year period, reflecting the ongoing benefit of cost reductions in labor and marketing realized from reimagining business operations. The current period Adjusted EBITDA margin of 21.3% was 235 basis points higher than the pre-COVID comparable fiscal 2019 quarter.

MGE Niagara Resorts

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$52,260	$13,816	$38,444	278.3%
Income (loss) from operations	2,735	(11,277)	14,012	N.M.
Net loss	(126)	(9,192)	9,066	98.6%
Adjusted EBITDA	7,120	(5,524)	12,644	N.M.
N.M. = Not meaningful
In response to rising COVID-19 cases in Ontario, beginning January 5, 2022, the Government of Ontario mandated all casinos to close for an initial 21-day period, which was extended through January 30, 2022. On January 31, 2022, the MGE Niagara Resorts were permitted to reopen with a 50% capacity limitation and several additional public health measures including proof of vaccination, active screening, masks and contact tracing.

MGE Niagara Resorts performed well for the remainder of the quarter as COVID-19 restrictions eased with the lifting of capacity restrictions on February 17th and the elimination of vaccine passports on March 1st. Adjusted EBITDA of $7.1 million increased $12.6 million compared with the prior-year period, reflecting the impact of the closure in the prior-year period as well as strong performance immediately upon re-opening.

Management, Development and Other

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$15,627	$20,309	$(4,682)	(23.1)%
Income from operations	8,757	5,473	3,284	60.0%
Net income (loss)	(8,326)	3,154	(11,480)	N.M.
Adjusted EBITDA	10,636	14,079	(3,443)	(24.5)%
N.M. = Not meaningful
Net revenues of $15.6 million were $4.7 million, or 23.1%, unfavorable to the prior-year period. The prior year benefited from limited discretionary spending options in the Pacific Northwest. In addition, lower patron volumes due to the Omicron variant in January of the current period impacted management fees from ilani Casino Resort and Resorts Casino Hotel. Net loss of $8.3 million was $11.5 million unfavorable to the prior-year period primarily due to interest expense related to Inspire Korea in the current period.

All Other

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$13,290	$—	$13,290	N.M.
Income (loss) from operations	135	—	135	N.M.
Net loss	(1,635)	—	(1,635)	N.M.
Adjusted EBITDA	1,709	—	1,709	N.M.
N.M. = Not meaningful
All other reflects the operating results of Mohegan Sun Las Vegas and MGE Digital’s online casino gaming and sports wagering operations. Total Adjusted EBITDA of $1.7 million was comprised of $165,000 from Mohegan Sun Las Vegas and $1.5 million from MGE Digital.

Corporate

	Three Months Ended		Variance
($ in thousands, unaudited)	March 31, 2022	March 31, 2021	$	%
Net revenues	$241	$2,557	$(2,316)	(90.6)%
Loss from operations	(9,039)	(7,547)	(1,492)	(19.8)%
Net loss	(45,242)	(66,459)	21,217	31.9%
Adjusted EBITDA	(8,898)	(7,525)	(1,373)	(18.2)%
Adjusted EBITDA was $1.4 million unfavorable to the prior-year period primarily due to restaffing in the current period and reduced operating costs in the prior-year period due to COVID-19. Net loss of $45.2 million was $21.2 million favorable to the prior-year period due primarily to a $23.9 million loss on the extinguishment of debt in connection with the Company’s refinancing transaction that closed in January 2021.

Other Information
Liquidity
As of March 31, 2022, and September 30, 2021, MGE held cash and cash equivalents of $167.7 million and $149.8 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $220.8 million of borrowing capacity under its senior secured credit facility and line of credit as of March 31, 2022. In addition, inclusive of letters of credit, which reduce borrowing availability, MGE Niagara Resorts had $103.7 million of borrowing capacity under the MGE Niagara Resorts revolving credit facility and line of credit as of March 31, 2022.

Conference Call
MGE will host a conference call regarding its second quarter fiscal 2022 operating results on May 12, 2022 at 11:00 a.m. (Eastern Daylight Time).
Those interested in participating on the call should dial as follows:
(866) 901-1124
(918) 922-6131 (International)
Conference ID: 2173977
Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on May 12, 2022. This replay will run through May 26, 2022.
The access number for a taped replay of the conference call is as follows:
(855) 859-2056
(404) 537-3406 (International)
Conference ID: 2173977

About Mohegan Gaming & Entertainment
MGE is a master developer and operator of premier integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Inspire Korea in Incheon, South Korea and Niagara Casinos in Niagara, Canada. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, as well as Northern Asia, Niagara Falls, Canada and Las Vegas, Nevada. MGE is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on MGE and its properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements
Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

Contact:
Carol K. Anderson
Chief Financial Officer
Mohegan Gaming & Entertainment
(860) 862-8000

MOHEGAN TRIBAL GAMING AUTHORITY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenues:
Gaming	$261,494	$209,184
Food and beverage	28,916	13,343
Hotel	24,860	17,170
Retail, entertainment and other	43,206	38,931
Net revenues	358,476	278,628
Operating costs and expenses:
Gaming	137,244	108,567
Food and beverage	23,868	11,610
Hotel	11,249	8,189
Retail, entertainment and other	13,778	6,843
Advertising, general and administrative	71,604	49,790
Corporate	13,698	12,887
Depreciation and amortization	26,145	26,388
Impairment of tangible assets	—	—
Impairment of intangible assets	—	—
Other, net	3,440	9,498
Total operating costs and expenses	301,026	233,772
Income from operations	57,450	44,856
Other income (expense):
Interest income	136	6
Interest expense, net	(52,255)	(42,442)
Loss on modification and early extinguishment of debt	—	(23,886)
Loss on fair value adjustment	(6,161)	—
Other, net	(1,887)	2,269
Total other expense	(60,167)	(64,053)
Loss before income tax	(2,717)	(19,197)
Income tax benefit (provision)	276	3,224
Net loss	(2,441)	(15,973)
(Income) loss attributable to non-controlling interests	(342)	(16)
Net loss attributable to MGE	(2,783)	(15,989)
Comprehensive loss:
Foreign currency translation adjustment	(8,440)	(10,533)
Other comprehensive income (loss)	(8,440)	(10,533)
Other comprehensive income attributable to non-controlling interests	—	—
Other comprehensive income (loss) attributable to MGE	(8,440)	(10,533)
Comprehensive loss attributable to MGE	$(11,223)	$(26,522)

MOHEGAN GAMING & ENTERTAINMENT
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA Explanation:
Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents EBITDA further adjusted to exclude certain non-cash and other items as exhibited in the following reconciliation.
Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that Adjusted EBITDA provides a more complete understanding of its financial performance than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry because Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.
The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization, that are items that have been incurred in the past and will continue to be incurred in the future; and therefore, should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

	Three Months Ended March 31, 2022
	MS	MSP	MGE Niagara	Mgt., Dev. & Other	All Other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MGE	$44,244	$8,325	$(126)	$(8,326)	$(1,635)	$(45,242)	$(23)	$(2,783)
Income attributable to non-controlling interests	—	—	—	342	—	—	—	342
Income tax provision	—	—	130	(406)	—	—	—	(276)
Interest income	1	—	(22)	(118)	—	(12)	15	(136)
Interest expense, net	405	1,910	2,742	10,807	1,770	34,636	(15)	52,255
Loss on fair value adjustment	—	—	—	6,161	—	—	—	6,161
Other, net	—	—	11	297	—	1,579	—	1,887
Income (loss) from operations	44,650	10,235	2,735	8,757	135	(9,039)	(23)	57,450
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(342)	—	—	—	(342)
Depreciation and amortization	17,028	3,039	4,378	5	1,554	141	—	26,145
Other, net	1,242	(45)	7	2,216	20	—	—	3,440
Adjusted EBITDA	$62,920	$13,229	$7,120	$10,636	$1,709	$(8,898)	$(23)	$86,693

	Three Months Ended March 31, 2021
	MS	MSP	MGE Niagara	Mgt., Dev. & Other	All Other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MGE	$52,245	$4,262	$(9,192)	$3,154	$—	$(66,459)	$1	$(15,989)
Income attributable to non-controlling interests	—	—	—	16	—	—	—	16
Income tax (benefit) provision	—	—	(3,304)	80	—	—	—	(3,224)
Interest income	1	(24)	(25)	43	—	(1)	—	(6)
Interest expense, net	442	2,203	2,908	1,891	—	34,998	—	42,442
Gain on modification of debt	—	—	21	—	—	23,865	—	23,886
Other, net	(923)	—	(1,685)	289	—	50	—	(2,269)
Income (loss) from operations	51,765	6,441	(11,277)	5,473	—	(7,547)	1	44,856
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(16)	—	—	—	(16)
Depreciation and amortization	17,226	3,213	5,755	172	—	22	—	26,388
Other, net	967	83	(2)	8,450	—	—	—	9,498
Adjusted EBITDA	$69,958	$9,737	$(5,524)	$14,079	$—	$(7,525)	$1	$80,726